SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           CFW COMMUNICATIONS COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

CFW
COMMUNICATIONS COMPANY
-------------------------------------------------------------------------------
                                                                401 Spring Lane
                                                                      Suite 300
  JAMES S. QUARFORTH                                             P. O. Box 1990
    PRESIDENT AND                                        Waynesboro,   VA 22980
CHIEF EXECUTIVE OFFICER                                  Telephone 540 946-3500
                                                         FAX       540 946-3595


                                                              March 14, 1996






Dear Shareholder:

         You are cordially invited to attend our 1996 Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, April 16, 1996. The meeting will be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia. Refreshments will be available between 9:30 a.m. and 10:00 a.m.

         You will find complete information about the meeting in the enclosed Notice and Proxy Statement. Your 1995 Annual Report is sent to you herewith.

         We sincerely hope you will be able to be present at the meeting, but whether or not you plan to attend, we request that you sign your Proxy Card and mail it in the enclosed envelope. The prompt return of your Proxy will be appreciated.

                                           Sincerely,



                                           James S. Quarforth
                                           President and
                                           Chief Executive Officer

CFW
COMMUNICATIONS COMPANY
-------------------------------------------------------------------------------




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         Notice is Hereby Given that the Annual Meeting of Shareholders of CFW COMMUNICATIONS COMPANY (the "Meeting") will be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on Tuesday, April 16, 1996, at 10:00 a.m. for the following purposes:

      (1)   To elect one director for a one-year term expiring in 1997; and

      (2)   To elect one director for a two-year term expiring in 1998; and

      (3)   To elect three directors for three-year terms expiring in 1999; and

      (4) To transact such other business as may properly come before the meeting or any adjournment.

         Only shareholders of Common Stock of record at the close of business on February 26, 1996 will be entitled to vote at the Meeting.


                                        By Order of the Board of Directors


                                                    C. S. Smith


                                                Corporate Secretary




Waynesboro, Virginia
March 14, 1996

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

CFW
COMMUNICATIONS COMPANY
-------------------------------------------------------------------------------






                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1996

         This Proxy Statement is furnished to the Shareholders of CFW Communications Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, April 16, 1996, at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, and at any adjournment. The mailing address of the Company's Corporate Office is 401 Spring Lane, Suite 300, P. O. Box 1990, Waynesboro, Virginia 22980. The Company's subsidiaries are Clifton Forge-Waynesboro Telephone Company, CFW Network Inc., CFW Cellular Inc., CFW Communications Services Inc., CFW Cable Inc., CFW Cable of Virginia Inc., CFW Information Services Inc. and CFW Licenses Inc.

         Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Company or First Union National Bank of North Carolina. All solicitation expenses will be borne by the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by First Union National Bank of North Carolina prior to the Meeting will be voted at the Meeting.

         The Company does not know of any matters other than those referred to in the accompanying Notice which are to come before the Meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

         Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted for the election of one Class I and one Class III Director and the re-election of the three Class II Directors. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, or by voting in person at the Meeting. The close of business on February 26, 1996, has been fixed as the record date (the "Record Date") for the Meeting and any adjournment. As of that date, there were 12,981,843 Common Shares outstanding, each of which is entitled to one vote. As of the Record Date, and on the date hereof, no person was known to the Company to own of record or beneficially more than 5% of the outstanding shares of Common Stock of the Company.

         This Proxy Statement and enclosed proxy card are being mailed to shareholders beginning on or about March 14, 1996. An Annual Report to Shareholders including financial statements for the years ending December 31, 1995, 1994 and 1993 is enclosed.

                             ELECTION OF DIRECTORS

         The names and employment histories of the five nominees, four current Directors and Executive Officers are indicated in the following table. The number and percentage of shares of Common Stock beneficially owned by each as of the Record Date is also indicated.

         Class I, Class II and Class III Directors are eligible for election at the 1996 Annual Meeting of Shareholders. The nominees listed below are Directors, initially appointed to the Board in December 1995, who have consented to stand for election as Class I and Class III Directors of the Company to serve one and two-year terms expiring at the 1997 and 1998 Annual Meeting of Shareholders of the Company, respectively, and current Directors who have consented to stand for re-election as Class II Directors of the Company to serve three-year terms expiring at the 1999 Annual Meeting of Shareholders of the Company. It is not anticipated that any nominee for election will become unable to serve as a Director of the Company, but if any or all are unable to accept nomination, it is intended that shares represented by proxies in the accompanying form will be voted for the election of substitute nominees selected by the Board of Directors. A quorum being present, the persons receiving a plurality of the votes cast will be elected as Directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.


                                                                Common Stock
                                                                                                     Principal Occupation
                                 Sole Voting                                                             and Business
                                 and Invest-                                            Percentage      Experience for
Name                             ment Power          Other (a)          Total            of Class        Past 5 years
----                             -----------         ---------          -----           ----------   ----------------
CLASS   I DIRECTORS -
 Nominee for Election
C. Wilson McNeely, III             2,000                    0             2,000            .02%        President
Age 53                                                                                                 Eagle Corporation
Director since December 1995                                                                           (Manufacturer of concrete
                                                                                                       products and distributor of
                                                                                                       fuel oils))
                                                                                                       Charlottesville, VA


CLASS  II DIRECTORS -
 Nominees for Election
John B. Mitchell, Sr.              1,413                3,139             4,552            .03%        President
Age 55                                                                                                 Hammond-Mitchell, Inc.
Director since 1989                                                                                    (Construction Contractor)
                                                                                                       Covington, VA

James S. Quarforth                10,200               76,360            86,560            .66%        President and Chief
Age 41                                                                                                 Executive Officer
Director since 1987                                                                                    since May 1, 1990
                                                                                                       (Formerly Executive Vice
                                                                                                       President-Operations
                                                                                                       from January 1, 1989 to
                                                                                                       May 1, 1990)
                                                                                                       CFW Communications
                                                                                                       Company and Subsidiaries
                                                                                                       Waynesboro, VA;
                                                                                                       Director of Planters Bank
                                                                                                       and Trust Company of
                                                                                                       Virginia, Staunton, VA
                                                                                                       and Director of
                                                                                                       American Telecasting, Inc.,
                                                                                                       Colorado Springs, CO

Carl A. Rosberg                    6,548               44,550            51,098            .39%        Senior Vice President
Age 43                                                                                                 since May 1, 1990
Director since 1992                                                                                    (Formerly Vice President-
                                                                                                       Administration since
                                                                                                       January 1, 1989)
                                                                                                       CFW Communications
                                                                                                       Company and Subsidiaries
                                                                                                       Waynesboro, VA and
                                                                                                       Director of American
                                                                                                       Telecasting, Inc.,
                                                                                                       Colorado Springs, CO


                                                                Common Stock
                                                                                                     Principal Occupation
                                 Sole Voting                                                             and Business
                                 and Invest-                                            Percentage      Experience for
Name                             ment Power          Other (a)          Total            of Class        Past 5 years
----                             -----------         ---------          -----           ----------   ----------------
CLASS III DIRECTORS -
 Nominee for Election
John N. Neff                           100                800               900            .01%        President and Chief
Age 44                                                                                                 Executive Officer
Director since December 1995                                                                           Nielsen Construction
                                                                                                       Company/Nielsen Management
                                                                                                       Group, Inc.
                                                                                                       Harrisonburg, VA

CLASS   I DIRECTORS -
 Terms Expire 1998
C. Phillip Barger                   173,736               896           174,632           1.33%        Chairman
Age 67                                                                                                 E. W. Barger and Company
Director since 1963                                                                                    T/A Barger Insurance
                                                                                                       Waynesboro, VA


Meredith E. Yeago (b)                52,971            31,755            84,726            .65%        Retired (Vice President
Age 73                                                                                                 and Treasurer until May 1,
Director since 1969                                                                                    1989) CFW Communications
                                                                                                       Company and Subsidiaries
                                                                                                       Waynesboro, VA


CLASS III DIRECTORS -
 Terms Expire 1997
William Wayt Gibbs, V                76,934           117,547           194,481           1.48%        President and Chief
Age 55                                                                                                 Executive Officer
Director since 1977                                                                                    Comprehensive
                                                                                                       Computer Consultants
                                                                                                       (Formerly President,
                                                                                                       Shenandoah Microcomputer
                                                                                                       Services, Inc.)
                                                                                                       Staunton, VA

Robert S. Yeago, Jr. (b)             17,211            91,803           109,014            .83%        Chairman of the Board
Age 71                                                                                                 (President and
Director since 1973                                                                                    Chief Executive Officer
                                                                                                       until May 1, 1990)
                                                                                                       CFW Communications
                                                                                                       Company and Subsidiaries
                                                                                                       Waynesboro, VA

                                                                Common Stock

                                 Sole Voting
                                 and Invest-                                            Percentage
Name                             ment Power          Other (a)          Total            of Class
----                             -----------         ---------          -----           ----------
NON-DIRECTOR EXECUTIVE OFFICERS
Christina S. Smith                   3,210              1,500            4,710            .04%
Age 35

David R. Maccarelli                    655             14,050           14,705            .11%
Age 43

J. William Brownlee                 33,012             14,300           47,312            .36%
Age 55

Michael B. Moneymaker                3,355                  0            3,355            .03%
Age 38

All officers and
directors as a
group (14 persons)                 381,582            397,950          779,532           5.94%
-------------------------------------------------------------------------------

(a) Includes shares held by spouses, children, trusts and companies in which the director or officer owns a controlling interest. Also includes 152,010 shares subject to options exercisable within sixty days.

(b) Robert S. Yeago, Jr. is a first cousin to Meredith E. Yeago.

     Based on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during 1995 its directors and executive officers complied with all applicable Section 16 filing requirements.


                            COMMITTEES OF THE BOARD

        C. Phillip Barger, James S. Quarforth, Meredith E. Yeago and Robert S. Yeago, Jr. comprise the Executive Committee of the Board. Two committee meetings were held during 1995.

        The Company has a standing Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit Committee, consisting of C. Phillip Barger, William Wayt Gibbs, V, and Meredith E. Yeago, had three meetings in 1995 for the purpose of approving the 1994 audit, reviewing audit procedures and recommending an accounting firm to the Board to serve as independent public auditors to make an audit of the financial statements of the Company for the year 1995 and to perform certain non-audit services.

        The Compensation Committee, consisting of C. Phillip Barger, John B. Mitchell, Sr. and Robert S. Yeago, Jr., held one meeting during the year for the purpose of determining wage and salary increases.

        The Stock Option Committee, consisting of C. Phillip Barger, John B. Mitchell, Sr. and Robert S. Yeago, Jr., held one meeting during the year for the purpose of granting stock options to certain key employees of the Company.

        During the year, the Chairman of the Board appointed a Board of Directors Selection Committee consisting of John B. Mitchell, C. Phillip Barger, James S. Quarforth and Robert S. Yeago, Jr. This committee met three times during the year to consider and make a recommendation on the number of Board of Director members and to prepare a list of names and qualifications to be considered for future Board members.

        The full Board of  Directors  has the  responsibilities  of a Nominating
Committee whose functions include consideration of the size, composition and continuity of the Board. In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. Any shareholder recommendation for a nominee for director at the 1997 Annual Meeting of Shareholders of the Company, together with a description of the proposed nominee's qualifications, relevant biographical information and the proposed nominee's signed consent to serve if elected, should be submitted in writing to the Corporate Secretary of the Company not later than February 13, 1997.

        The Board of Directors held six regular meetings during 1995. All directors, with the exception of C. Phillip Barger, attended more than 75% of the meetings of the Board and committees of which he is a member. Mr. Barger attended 63% of the meetings of the Board and committees of which he is a member.

                          SUMMARY COMPENSATION TABLES

        The following tables set forth information as to compensation paid to the chief executive officer and the next three most highly compensated executive officers of the Company (the "Named Executives") for 1995, with comparisons to 1994 and 1993 information, as well as option grants and exercises for 1995:

                             EXECUTIVE COMPENSATION

                                                          Long Term
                                                         Compensation

                     Annual Compensation                   Awards
--------------------------------------------------------------------------------
     Name and                                             Options/       All Other
Principal Position     Year       Salary      Bonus        SARs        Compensation1/
------------------     ----       ------      -----        ----        --------------
James S. Quarforth     1995      $165,000    $46,077       6,000           $5,754
President & Chief      1994       150,000     38,931       6,000            5,835
Executive Officer      1993       137,500     38,640       6,400            4,346

Carl A. Rosberg        1995       118,308     22,223       4,000            5,371
Senior Vice President  1994       107,316     22,535       3,000            5,001
                       1993        95,016     21,041       4,500            3,316

David R. Maccarelli    1995        95,004     19,162       3,000            4,334
Senior Vice President  1994        89,000     15,858       3,000            4,162
                       1993        79,333     17,716      13,800            1,348

J. William Brownlee    1995        82,416     21,540       2,000            3,860
Vice President-        1994        78,816     17,479       2,000            3,185
Telephone Operations   1993        75,216     16,657       3,000            3,102


1/ In 1995 the Company made contributions to the savings plan of $4,278 for James S. Quarforth, $4,279 for Carl A. Rosberg, $3,439 for David R. Maccarelli, and $3,291 for J. William Brownlee. In addition, the Company made group life insurance premium payments of $1,476 for James S. Quarforth, $1,092 for Carl A. Rosberg, $895 for David R. Maccarelli, and $569 for J. William Brownlee.


   In 1994 the Company made contributions to the savings plan of $4,269 for James S. Quarforth, $3,905 for Carl A. Rosberg, $3,243 for David R. Maccarelli, and $2,910 for J. William Brownlee. In addition, the Company made group life insurance premium payments of $1,566 for James S. Quarforth, $1,096 for Carl A. Rosberg, $919 for David R. Maccarelli, and $275 for J. William Brownlee.

                            OPTION/SAR GRANTS TABLE

                     Option/SAR Grants in Last Fiscal Year

                                                                                                    Potential Real-
                                                                                                    izable Value At
                                                                                                    Assumed Annual
                                                                                                    Rates of Stock
                                                                                                   Price Appreciation
                               Individual Grants                                                   For Option Term
-----------------------------------------------------------------------------------           -------------------------------
                                         % of Total
                         Options/        Options/SARs      Exercise
                           SARs          Granted to        or Base
                         Granted(1)      Employees in       Price        Expiration
    Name                 (Shares)        Fiscal Year      Per Share        Date                   5%(2)                10%(2)
    ----                ----------     ------------       ---------        ----                   --                   ---
James S. Quarforth       6,000             13.6%           $19.375      06/26/2005              $73,109              $185,273

Carl A. Rosberg          4,000              9.0%            19.375      06/26/2005               48,739               123,515

David R. Maccarelli      3,000              6.8%            19.375      06/26/2005               36,555                92,636

J. William Brownlee      2,000              4.5%            19.375      06/26/2005               24,370                61,758


(1)  No SARs were granted in tandem with stock options.

(2) In order to realize the potential value set forth, the price per share of the Company's common stock would be approximately $31.60 and $50.25, respectively, at the end of the ten year option term. Over the last ten years, the market price of the Company's stock has increased at a compounded annual rate of 23%.



                 OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value

                                                                                                            Value of Unexercised
                                                                        Number of Unexercised                   In-the-Money
                                                                         Options/SARs at                        Options/SARs
                                                                         FY-End (Shares)                            FY-End

                         Shares Acquired             Value                Exercisable/                           Exercisable/
     Name                 On Exercise               Realized              Unexercisable                          Unexercisable
     ----                 -----------               --------              -------------                          -------------
James S. Quarforth            3,444                 $38,315               76,360 / 21,596                      $667,854 / $6,457

Carl A. Rosberg               1,200                  11,850               44,550 /  6,250                       262,125 /      0

David R. Maccarelli             500                   1,375                9,604 /  9,696                             0 /      0

J. William Brownlee           6,132                  78,950               22,300 /  3,500                        99,650 /      0

Closing price on December 31, 1995 was $17.625 and was used in calculating the value of unexercised options.

                  PENSION PLAN/DEFINED BENEFIT PLAN DISCLOSURE

     The Company has a funded retirement plan (the "Retirement Plan") for its employees. The benefit formula provides that the accrued benefit of a participant will be equal to 1.23% times participant's highest average monthly compensation times years of service plus 0.5% times participant's highest average monthly compensation in excess of covered compensation times years of service. The following table illustrates the amount of annual retirement benefits payable under the Retirement Plan for an employee retiring in 1995 at age 65 computed on a straight life annuity basis. Amounts listed are not subject to any deduction for Social Security or other offset.

        Average Annual                         Annual Retirement Benefits Payable for
         Compensation                               Respective Years of Service
         ------------                               ---------------------------
                                     10 years                 20 years            30 years                40 years
                                     --------                 --------            --------                --------
           $ 80,000                  $12,550                  $25,100             $ 37,650                $ 50,200
            100,000                   16,010                   32,020               48,030                  64,040
            120,000                   19,470                   38,940               58,410                  77,880
            140,000                   22,930                   45,860               68,790                  91,720
            160,000                   26,390                   52,780               79,170                 105,560
            180,000                   29,850                   59,700               89,550                 119,400
            200,000                   33,310                   66,620               99,930                 133,240
            220,000                   36,770                   73,540              110,310                 147,080

        The number of credited years of service for James S. Quarforth, Carl A. Rosberg, David R. Maccarelli and J. William Brownlee is 16 years, 7 years, 3 years and 32 years, respectively.

        The Company is utilizing insurance to fund supplemental retirement benefits for certain of the named executive officers. The amount of the annual benefit is based on the cash surrender value of the insurance policy payable upon retirement at normal retirement age. The estimated annual benefits at normal retirement age for James S. Quarforth, Carl A. Rosberg, David R. Maccarelli and J. William Brownlee are $130,200, $36,700, $34,500 and $2,600, respectively.


                             DIRECTOR COMPENSATION

        Non-management directors receive a monthly retainer fee of $700 and $300 for each meeting attended. The Chairman of the Board receives an additional monthly retainer fee of $500.

               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

        As members of the Compensation Committee and Stock Option Committee it is our duty to monitor the performance and compensation of executive officers and other key employees and to make appropriate recommendations and reports to the Board concerning matters of executive compensation.

        The Company maintains a compensation program designed to motivate, retain and attract management, with incentives linked to financial performance and enhanced shareholder value. The fundamental philosophy is to relate the amount of compensation for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives. The Company's executive compensation program consists of three components: 1) base salary; 2) potential for annual incentive compensation based on Company performance; and, 3) the opportunity to earn long-term stock-based incentives which are intended to encourage achievement of superior long-term results and to align executive officer interests with those of the shareholders. The base salary element is developed based on the performance of the individual executives with reference to industry, peer group and national surveys, with the objective of having the Company's chief executive officer receive a level of base salary similar to the average base salary of chief executives at similarly sized technological service companies. Base salary levels of the Company's other executive officers are established by reference to the chief executive officer's salary, depending on the type and level of responsibility of the other executives. The annual incentive compensation element is based on the Company's attainment of certain levels of profitability, service and on the individual's overall performance, all as set forth in the Company's annual management  incentive  plan.  The  criteria  contained in the  Company's  annual management incentive compensation plan is developed in conjunction with the Company's annual business plan. The long-term stock-based element is developed by reference to competitive practices and trends of other companies which use stock options as a component of executive compensation. Long-term stock-based incentives are given great weight in the Company's overall compensation mix in order to incentivize executive officers to increase shareholder value. Accordingly, the Committee has taken into account the amount and value of options held by each of the executive officers when considering new grants to assure that deserving executives have a significant equity participation in the Company.

        The Chief Executive Officer's total compensation increased by $22,146 or 11.7% in 1995 compared to 1994. A number of factors and criteria were utilized by the Compensation Committee in evaluating the increase in total compensation. Industry market surveys as well as individual performance were utilized to determine the base salary increase of $15,000 or 10%. The incentive portion of total compensation increased $7,146 or 18.4%, primarily as a result of the strong financial performance of the Company. During 1995, the Company's consolidated net operating revenues increased $11.3 million or 35%, operating cash flows (operating income before depreciation and amortization) increased
$3.4 million or 20% and net income increased $0.9 million or 12%. The Compensation Committee also considers the Chief Executive Officer's continued leadership in advancing the Company's long-term strategic business goals. Specifically, during 1995, the Company launched its directory assistance business, acquired a coaxial cable television business, expanded wireless cable into the Richmond, Virginia market, constructed competitive access fiber optic facilities in the Harrisonburg and Charlottesville, Virginia markets and successfully introduced new services such as prepaid calling cards and local internet access.

                                        Compensation Committee and
                                        Stock Option Committee
                                        R. S. Yeago, Jr.
                                        C. Phillip Barger
                                        John B. Mitchell, Sr.





                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

        Robert  S.  Yeago,  Jr.,  a  Director  and  member  of the  Compensation
Committee and Stock Option Committee of the Company, formerly served as President and Chief Executive Officer.

                               PERFORMANCE GRAPH


        The  following   performance  graph  compares  the  performance  of  the
Company's Common Stock to the NASDAQ Composite Index and to the S&P Telecommunications Index (which includes the seven Regional Bell Operating Companies (RBOCS), GTE and ALLTEL) for the Company's last five fiscal years. The graph assumes that the value of the investment in each scenario was $100 at December 31, 1990 and that all dividends were reinvested in their respective common stock issue in the month paid.




                                  1990      1991       1992      1993      1994     1995
                                  ----      ----       ----      ----      ----     ----
CFW Communications Company         100       132        175       250       211      185

NASDAQ Composite Index             100       161        187       215       210      296

S&P Telecom Index                  100       134        178       202       184      247

                              FINANCIAL STATEMENTS

        The Company's 1995 Annual Report to Shareholders contains audited financial statements for 1995, 1994 and 1993 and the report of McGladrey & Pullen, LLP thereon. Management's Discussion and Analysis of financial condition and results of operations is also contained in this 1995 Annual Report.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of McGladrey & Pullen, LLP, P. O. Box 1276, Richmond, Virginia, independent public accountants, audited the financial statements of the Company for the fiscal year ending December 31, 1995, and no change is contemplated for 1996. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will be available to make a statement if he desires to do so and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended December 31, 1995.

                             SHAREHOLDER PROPOSALS

        In order for proposals of shareholders to be considered for inclusion in the Proxy Statement and Proxy for the 1997 Annual Meeting of Shareholders, such proposals must be received by the Corporate Secretary of the Company by February 13, 1997.

                                   FORM 10-K

        Upon written request to the Corporate Office of the Company, P. O. Box 1990, Waynesboro, Virginia 22980, shareholders will be furnished without charge a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto for the most recent fiscal year.



Waynesboro, Virginia
March 14, 1996

                           CFW COMMUNICATIONS COMPANY
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby constitutes M. E. Yeago and C. S. Smith, or either of them and proxies, with power of substitution in each, to act for the undersigned with respect to all common stock of the undersigned at the Annual Meeting of Shareholders to be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on Tuesday, April 16, 1996, at 10:00 a.m., or any adjournment thereof.

  The Board of Directors recommends a vote "FOR" Proposal 1.

  1.  ELECTION OF DIRECTORS (one Class I, one Class III, and three Class II)

      FOR all nominees listed below                             WITHHOLD AUTHORITY
      (except as marked to the contrary below)                  to vote for all nominees listed below

      INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

         C. Wilson McNeely, III     John N. Neff     John B. Mitchell, Sr.     James S. Quarforth     Carl A. Rosberg
                (Class I)            (Class III)          (Class II)               (Class II)            (Class II)

  2. To vote on such other business, if any, that may properly come before the meeting.

       ( )  Please check box if you plan to attend meeting.

                                           ------------------------------------
----------------------------, 1996         ------------------------------------
           Date                            (Please sign your name(s) exactly as
                                           shown hereon.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION OF THE CLASS I , II and III DIRECTORS.